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                                                                     Exhibit 5.1

                     [Letterhead of Thacher Proffitt & Wood]


                                                              November 12, 1999



Westborough Financial Services, Inc.
100 E. Main Street
Westborough, Massachusetts 01581

                   Re:  SBERA 401(k) PLAN AS ADOPTED BY WESTBOROUGH BANK

Ladies and Gentlemen:

                  We have acted as counsel for Westborough Financial Services, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the "Corporation"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 50,000 shares of its common stock, par value $0.01 per share ("Shares"), to be issued to participants in the SBERA 401(k) Plan as adopted by Westborough Bank ("Plan") and with respect to an indeterminable amount of participation interests in the Plan ("Plan Interests"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the laws of the Commonwealth of Massachusetts and the federal securities laws.

                  We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plan and, where we have deemed appropriate, representations or certificates of officers of the Corporation or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

                  Based on the foregoing, we are of the opinion that the Shares and Plan Interests which are being registered pursuant to the Registration Statement have been duly authorized and, when


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Westborough Financial Services, Inc.
November 12, 1999                                                        Page 2.

issued and paid for in accordance with the terms of the Plan, such Plan Interests will be validly issued, and such Shares will be validly issued, fully paid and non-assessable.

                  In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

                  This opinion is given solely for the benefit of the Corporation and purchasers of Shares and interests under the Plan, and no other person or entity is entitled to rely hereon without express written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              THACHER PROFFITT & WOOD

                                              By: /s/ Richard A. Schaberg
                                                  ------------------------------
                                                  Richard A. Schaberg